Exhibit 99.1

Thomas Melito
NEWS RELEASE	Vice President - Treasurer
FOR IMMEDIATE RELEASE	(972) 409-1527

Jennifer Robinson
Director — Financial Reporting
(972) 409- 4124

Michaels Stores, Inc. Reports Record First Quarter Results

IRVING, Texas — May 26, 2011 — Michaels Stores, Inc. (the “Company”) today reported unaudited financial results for the first quarter ended April 30, 2011. Total sales for the quarter were $953 million, a 5.7% increase from fiscal 2010 first quarter sales of $901 million. Same-store sales for the comparable 13-week period increased 4.3%, versus a 4.9% increase last year.

John Menzer, Chief Executive Officer, said, “We are pleased with our record level of sales and operating performance during the first quarter. In addition, Michaels is proud to be included in the prestigious ranking of the top 50 U.S. brands, debuting at #29 on Interbrand’s annual Best Retail Brands report. This accomplishment is a testament to the success of our ability to meet the needs and desires of our customers, to constantly evolve and differentiate the Michaels brand.”

Operating Results

The 4.3% increase in same-store sales for the quarter was the result of a 2.4% increase in transactions, a 1.5% increase in average ticket, and a positive impact of 0.4% from deferred custom framing revenue. Canadian currency translation positively affected average ticket for the first quarter by approximately 50 basis points.

For the first quarter, the Northeast and Mid-Atlantic markets delivered the strongest relative domestic same-store sales performances in Michaels stores.  The Company’s strongest category performances were in Bakeware, Custom Framing and Kid’s Crafts businesses.

The Company’s gross margin rate, inclusive of occupancy costs, was 41.2% for the quarter, a 190 basis point increase from the prior year. The increase in the gross margin rate was driven by a 170 basis point improvement in merchandise margin for the quarter primarily related to lower costs associated with an increase in imported merchandise and improved management of promotional and clearance markdowns, as well as improved inventory controls. Occupancy costs decreased 20 basis points primarily due to leveraging of fixed costs on an increase in comparable store sales.

8000 BENT BRANCH DRIVE • IRVING, TEXAS 75063

(972) 409-1300

Selling, general and administrative expense decreased 60 basis points in the first quarter to 26.6% of sales versus the prior year due primarily to increased payroll and group insurance leverage on higher comparable store sales.

Operating income increased approximately $30 million to $135 million, or 14.2% of sales, in the first quarter of fiscal 2011.

Interest expense for the quarter was $65 million compared to $68 million for the same period last year. During the quarter, the Company repurchased approximately $93 million of its 13% Subordinated Discount Notes which resulted in an $11 million loss on early extinguishment of debt.

The provision for income taxes was $23 million and cash paid for taxes during the quarter totaled $44 million.

Net income increased 185% to $37 million for the thirteen weeks ended April 30, 2011, compared to $13 million for the thirteen weeks ended May 1, 2010.

Adjusted EBITDA for the quarter was $168 million, or 17.6% of sales, compared to $138 million, or 15.3% of sales, for the same period last year. Adjusted EBITDA includes rent expense of $84 million for the first quarter of fiscal 2011 compared to $81 million for the first quarter of fiscal 2010. Reconciliations of GAAP measures to non-GAAP Adjusted EBITDA are included at the end of this press release.

Balance Sheet and Cash Flow

At the end of the first quarter of fiscal 2011, the Company had $157 million in cash and approximately $600 million of availability under its revolving credit facility.

Quarter end debt levels totaled $3.543 billion, down approximately $152 million from the prior year. During the quarter, the Company made a $50 million voluntary prepayment on its Senior Secured Term Loan and repurchased approximately $93 million face value or $87 million accreted value of its 13% Subordinated Discount Notes which were subsequently retired. Subsequent to quarter end, the Company repurchased an additional $22 million face value of its 13% Subordinated Discount Notes.

Average Michaels store inventory at the end of the first quarter, inclusive of distribution centers, was $780,000, down 2.8% from last year’s balance of $803,000.

Capital spending for the quarter totaled $15 million, with $9 million attributable to real estate activities, such as new, relocated and existing stores and $6 million for information system and corporate investments.

The Company will host a conference call at 8:00 a.m. Central time today. Those who wish to participate in the call may do so by dialing 866-425-6198, conference ID# 34791682. Any interested party will also have the opportunity to access the call via the internet at www.michaels.com. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 30 days after the date of the event. Recordings may be accessed at www.michaels.com or by phone at 800-642-1687, PIN # 34791682. In addition, the Company will file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission later today.

Michaels Stores, Inc. is North America’s largest specialty retailer of arts, crafts, framing, floral, wall décor and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of May 25, 2011, the Company owns and operates 1,049 Michaels stores in 49 states and Canada, and 136 Aaron Brothers stores.

This news release may contain forward-looking statements that reflect our plans, estimates and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that the Company or its management “plans,” “estimates,” “believes” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements and should be read in conjunction with our consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended January 29, 2011. Specific examples of forward-looking statements include, but are not limited to, forecasts of same-store sales growth, operating income and forecasts of other financial performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to: risks related to the effect of economic uncertainty; our reliance on foreign suppliers increases our risk of obtaining adequate, timely, and cost-effective product supplies; significant increases in inflation or commodity prices such as petroleum, natural gas, electricity, steel and paper may adversely affect our costs, including cost of merchandise; risks related to our substantial indebtedness; our debt agreements contain restrictions that limit our flexibility in operating our business; our growth depends on our ability to open new stores; our success will depend on how well we manage our business; changes in customer demand could materially adversely affect our sales, operating results and cash flow;  unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, operating results and cash flow; changes in newspaper subscription rates may result in reduced exposure to our circular advertisements; improvements to our supply chain may not be fully successful; our suppliers may fail us; risks associated with the vendors from whom our products are sourced could materially adversely affect our revenue and gross profit; product recalls and/or product liability, as well as changes in product safety and other consumer protection laws, may adversely impact our operations, merchandise offering, reputation and financial position; we have co-sourced certain of our information technology, accounts payable, payroll, accounting and human resources functions and may co-source other administrative functions, which make us more dependent upon third parties; our information systems may prove inadequate; failure to adequately maintain security and prevent unauthorized access to our electronic and other confidential information or respond to the payment card terminal tampering could materially adversely affect our financial condition and operating results; changes in regulations or enforcement may adversely impact our business; a weak fourth quarter would materially adversely affect our operating results; competition could negatively impact our business; the interests of our controlling stockholders may conflict with the interests of our creditors; and other factors as set forth in our prior filings with the Securities and Exchange Commission, including those set forth under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 29, 2011.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

Michaels Stores, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

The following table sets forth the Company’s Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”).  The Company defines EBITDA as net income before interest, income taxes, discontinued operations, goodwill impairment, depreciation and amortization. Additionally, the table presents Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”).  The Company defines Adjusted EBITDA as EBITDA adjusted for certain defined amounts that are added to, or subtracted from, EBITDA (collectively, the “Adjustments”) in accordance with the Company’s $2.4 billion Senior secured term loan and $850 million Asset-based revolving credit facility. The Adjustments are described in further detail in the footnotes to the table below.

The Company has presented EBITDA and Adjusted EBITDA in this press release to provide investors with additional information to evaluate our operating performance and our ability to service our debt.  The Company uses EBITDA, among other metrics, to evaluate operating performance, to plan and forecast future periods’ operating performance and as an element of its incentive compensation targets for certain management personnel. Adjusted EBITDA is a required calculation under the Company’s Senior secured term loan and its Asset-based revolving credit facility. As it relates to the Senior secured term loan, Adjusted EBITDA is used in the calculations of fixed charge coverage and leverage ratios, which, under certain circumstances may result in limitations on the Company’s ability to make restricted payments as well as the determination of mandatory repayments of the loans. Under the Asset-based revolving facility, Adjusted EBITDA is used in the calculation of fixed charge coverage ratios, which, under certain circumstances, may restrict the Company’s ability to make certain payments (characterized as restricted payments), investments (including acquisitions) and debt repayments.

As EBITDA and Adjusted EBITDA are not measures of operating performance or liquidity calculated in accordance with U.S. GAAP, these measures should not be considered in isolation of, or as a substitute for, net income, as an indicator of operating performance, or net cash provided by operating activities as an indicator of liquidity.  Our computation of EBITDA and Adjusted EBITDA may differ from similarly titled measures used by other companies. As EBITDA and Adjusted EBITDA exclude certain financial information compared with net income and net cash provided by operating activities, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The table below shows a reconciliation of EBITDA and Adjusted EBITDA to net earnings and net cash provided by operating activities.

Michaels Stores, Inc.

Consolidated Balance Sheets

(In millions, except share and per share amounts)

(Unaudited)

Subject to reclassification

	April 30,	January 29,	May 1,
	2011	2011	2010
ASSETS
Current assets:
Cash and equivalents	$157	$319	$79
Merchandise inventories	852	826	866
Prepaid expenses and other	79	73	69
Deferred income taxes	56	56	42
Income tax receivable	4	1	10
Total current assets	1,148	1,275	1,066
Property and equipment, at cost	1,343	1,329	1,260
Less accumulated depreciation	(1,047)	(1,028)	(960)
Property and equipment, net	296	301	300
Goodwill	95	95	94
Debt issuance costs, net of accumulated amortization of $63, $60, and $61, respectively	67	72	84
Deferred income taxes	18	18	8
Other assets	7	9	11
Total non-current assets	187	194	197
Total assets	$1,631	$1,770	$1,563

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$258	$273	$196
Accrued liabilities and other	360	384	339
Current portion of long-term debt	—	1	—
Income taxes payable	13	29	3
Total current liabilities	631	687	538
Long-term debt	3,543	3,667	3,695
Deferred income taxes	4	4	3
Other long-term liabilities	77	76	83
Total long-term liabilities	3,624	3,747	3,781
	4,255	4,434	4,319
Commitments and contingencies
Stockholders’ deficit:
Common Stock, $0.10 par value, 220,000,000 shares authorized; 118,511,580 shares issued and outstanding at April 30, 2011; 118,419,850 shares issued and outstanding at January 29, 2011; 118,389,571 shares issued and outstanding at May 1, 2010	12	12	12
Additional paid-in capital	45	43	37
Accumulated deficit	(2,689)	(2,726)	(2,812)
Accumulated other comprehensive income	8	7	7
Total stockholders’ deficit	(2,624)	(2,664)	(2,756)
Total liabilities and stockholders’ deficit	$1,631	$1,770	$1,563

Michaels Stores, Inc.

Consolidated Statements of Operations

(In millions)

(Unaudited)

Subject to reclassification

	Quarter Ended
	April 30,	May 1,
	2011	2010
Net sales	$953	$901
Cost of sales and occupancy expense	560	547
Gross profit	393	354
Selling, general, and administrative expense	254	245
Related party expenses	3	3
Store pre-opening costs	1	1
Operating income	135	105
Interest expense	65	68
Loss on early extinguishment of debt	11	—
Other (income) and expense, net	(1)	7
Income before income taxes	60	30
Provision for income taxes	23	17
Net income	$37	$13

Michaels Stores, Inc.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

Subject to reclassification

	Quarter Ended
	April 30,	May 1,
	2011	2010
Operating activities:
Net income	$37	$13
Adjustments:
Depreciation and amortization	25	26
Share-based compensation	2	2
Debt issuance costs amortization	4	5
Accretion of long-term debt	13	12
Change in fair value of interest rate cap	2	10
Loss on early extinguishment of debt	11	—
Changes in assets and liabilities:
Merchandise inventories	(26)	10
Prepaid expenses and other	(6)	2
Accounts payable	2	(24)
Accrued interest	27	26
Accrued liabilities and other	(54)	(39)
Income taxes payable	(19)	(19)
Other long-term liabilities	1	3
Net cash provided by operating activities	19	27

Investing activities:
Additions to property and equipment	(15)	(14)
Net cash used in investing activities	(15)	(14)

Financing activities:
Repurchase of subordinated discount notes due 2016	(97)	—
Repayments on senior secured term loan facility	(50)	(118)
Payment of debt issuance costs	—	(19)
Change in cash overdraft	(18)	(13)
Other	(1)	(1)
Net cash used in financing activities	(166)	(151)

Decrease in cash and equivalents	(162)	(138)
Cash and equivalents at beginning of period	319	217
Cash and equivalents at end of period	$157	$79

Supplemental Cash Flow Information:
Cash paid for interest	$20	$24
Cash paid for income taxes	$44	$32

Michaels Stores, Inc.

Summary of Operating Data

(Unaudited)

The following table sets forth the percentage relationship to net sales of each line item of our unaudited consolidated statements of operations:

(Schedule may not foot due to rounding)

	Quarter Ended
	April 30,	May 1,
	2011	2010
Net sales	100.0%	100.0%
Cost of sales and occupancy expense	58.8	60.7
Gross profit	41.2	39.3
Selling, general, and administrative expense	26.6	27.2
Related party expenses	0.3	0.3
Store pre-opening costs	0.1	0.1
Operating income	14.2	11.7
Interest expense	6.8	7.6
Loss on early extinguishment of debt	1.2	—
Other (income) and expense, net	(0.1)	0.8
Income before income taxes	6.3	3.3
Provision for income taxes	2.4	1.9
Net income	3.9%	1.4%

The following table sets forth certain of our unaudited operating data:

	Quarter Ended
	April 30,	May 1,
	2011	2010
Michaels stores:
Retail stores open at beginning of period	1,045	1,023
Retail stores opened during the period	5	5
Retail stores opened (relocations) during the period	4	7
Retail stores closed during the period	(1)	—
Retail stores closed (relocations) during the period	(4)	(7)
Retail stores open at end of period	1,049	1,028

Aaron Brothers stores:
Retail stores open at beginning of period	137	152
Retail stores closed during the period	(1)	(6)
Retail stores open at end of period	136	146

Total store count at end of period	1,185	1,174

Other operating data:
Average inventory per Michaels store (in thousands) (1)	$780	$803
Comparable store sales increase (2)	4.3%	4.9%

Michaels Stores, Inc.

Footnotes to Financial and Operating Data Tables

(Unaudited)

(1)          Average inventory per Michaels store calculation excludes Aaron Brothers.

(2)          Comparable store sales increase (decrease) represents the increase (decrease) in net sales for stores open the same number of months in the indicated period and the comparable period of the previous year, including stores that were relocated or expanded during either period. A store is deemed to become comparable in its 14th month of operation in order to eliminate grand opening sales distortions.  A store temporarily closed more than 2 weeks due to a catastrophic event is not considered comparable during the month it closed.  If a store is closed longer than 2 weeks but less than 2 months, it becomes comparable in the month in which it reopens, subject to a mid-month convention.  A store closed longer than 2 months becomes comparable in its 14th month of operation after its reopening.

Michaels Stores, Inc.

Reconciliation of Adjusted EBITDA

(in millions)

	Quarter Ended
	April 30,	May 1,
	2011	2010

Net cash provided by operating activities	$19	$27
Depreciation and amortization	(25)	(26)
Share-based compensation	(2)	(2)
Debt issuance costs amortization	(4)	(5)
Accretion of long-term debt	(13)	(12)
Change in fair value of interest rate cap	(2)	(10)
Loss on early extinguishment of debt	(11)	—
Changes in assets and liabilities	75	41
Net income	37	13
Interest expense	65	68
Loss on early extinguishment of debt	11	—
Income tax provision	23	17
Depreciation and amortization	25	26
EBITDA	161	124
Adjustments:
Share-based compensation	2	2
Sponsor Fees	3	3
Termination expense	1	—
Pre-opening costs	1	1
Foreign currency translation gains	(3)	(3)
Store closing costs	—	1
Loss on interest rate cap	2	10
Other (1)	1	—
Adjusted EBITDA	$168	$138

(1) Other adjustments relate to items such as the moving & relocation expenses, franchise taxes and foreign currency hedge.